EXHIBIT 23.3

CONSENT OF STANTEC CONSULTING SERVICES INC.

Stantec Consulting Services Inc. hereby consents to the use by Warrior Met Coal, Inc. (the “Company”) in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and any amendments thereto, and to the incorporation by reference in the Company’s Registration Statement on Form S-8 (No. 333-217389), the Company's Registration Statement on Form S-8 (No. 333-223049), the Company's Registration Statement on Form S-3ASR (No. 333-224734), and the Company’s Registration Statement on Form S-3ASR (No. 333-234368) of information contained in our report dated January 29, 2021 relating to certain proven and probable coal reserves of the Company in the Annual Report. We hereby further consent to the use of our name in those filings and any amendments thereto.

Stantec Consulting Services Inc.

By:     /s/ Pat Ackers
Name:     Pat Ackers
Title:     Senior Principal, Surface Mining

Dated: February 24, 2021

136 East South Temple, 12th Floor • Salt Lake City, Utah 84111 USA • Tel 801.539.0044 • USA 800.266.6351 • Fax 801.539.0055 • www.norwestcorp.com
SALT LAKE CITY / CALGARY / DENVER / VANCOUVER / SASKATOON / GRAND JUNCTION / CHARLESTON WV